UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 22, 2008

DOWNEY FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13578 (Commission File Number)	33-0633413 (IRS Employer Identification Number)

3501 Jamboree Road Newport Beach, California (Address of principal executive offices)		92660 (Zip Code)

Registrant’s telephone number, including area code:   (949) 854-0300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    On January 19, 2008, Gerald E. Finnell tendered his resignation from the Board of Directors (the “Board”) of Downey Financial Corp. (the “Company”), effective January 22, 2008. Mr. Finnell served as a Class 1 director. In addition, pursuant to authority granted by the Company’s bylaws, the Board adopted a resolution, effective January 23, 2008, to reduce the total number of directors comprising the full Board from ten (10) to nine (9).

    Pursuant to the Company’s certificate of incorporation and bylaws, the Board is divided into three classes of directors that serve staggered 3-year terms. The membership on the Company’s Board and the three classes of directors is as follows: Class 1 directors - Gary W. Brummett, Maurice L. McAlister and Daniel D. Rosenthal; Class 2 directors - Michael B. Abrahams, Brent McQuarrie and Lester C. Smull; and Class 3 directors - Michael D. Bozarth, James H. Hunter and Jane Wolfe. Class 1, 2 and 3 directors will continue to hold office until the Company’s 2008, 2009 and 2010 Annual Meetings of Stockholders, respectively, and until their respective successors are duly elected and qualified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOWNEY FINANCIAL CORP. (Registrant)

Date: January 25, 2008	By /s/ Jon A. MacDonald Jon A. MacDonald General Counsel and Corporate Secretary